Revised: March 23, 1999

                              RESTATED BYLAWS

                                    OF

                              SHONEY'S, INC.


                                ARTICLE I

                                 OFFICES

     The executive offices of the Corporation shall be in Davidson County, Tennessee, but the Corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the Corporation may require.


                               ARTICLE II

                        MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at the call of the Board of Directors on a date and at a time and place, either within or without the State of Tennessee, as may be selected by the Board of Directors.

     Section 2. Special Meeting. Special Meetings of the shareholders may be called at any time by the Board of Directors or the Chairman of the Board of Directors, and shall be called by the Board of Directors if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation=s Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. The special meeting shall be held at such time and place, either within or without the State of Tennessee, as is designated in the call of the meeting by the Board of Directors. The Board of Directors shall fix the record date (which shall be a future date) for a special meeting. If the meeting is to be called by the Board of Directors pursuant to demands delivered by the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, then, within 20 days after the date on which such demands are received, the Board of Directors shall fix the record date. If no record date has been fixed by the Board of Directors within 20 days of the date on which such demands are received, the record date for the special meeting shall be the thirtieth day after the date on which such demands were received.

     Any shareholder of record seeking to join with other shareholders in demanding a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date to determine the shareholders entitled to demand a special meeting. The Board of Directors shall promptly, but in all events within 15 days after the date on which such a request is received, adopt a resolution fixing the record date to determine the shareholders entitled to demand a special meeting, which record date shall not exceed 30 days from the date on which the request was received. If no record date has been fixed by the Board of Directors within 15 days of the date on which such a request is received, the record date for the determination of shareholders entitled to demand a special meeting shall be the thirtieth day after the date on which such request was received.

     Section 3. Notice of Meeting. Written notice stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by mail to his or her last address of record with the Corporation, not less than ten (10) days nor more than two
(2) months before the date of the meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any special meeting called pursuant to demands delivered by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting shall be given within one month after the date the demands were delivered to the Corporation=s Secretary. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting.

     Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may vote either in person or by proxy. Proxies shall be filed with the Secretary of the meeting before being voted or counted for the purpose of determining the presence of a quorum.

     Section 5. Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Unless a greater vote specifically is required by the Tennessee Business Corporation Act or the Corporation's charter or bylaws, if a quorum is present at a meeting of the Corporation's shareholders, a matter that may come before the meeting is adopted if the number of votes cast in favor of the matter exceeds the number of votes cast against the proposal. If, however, the required majority of the outstanding shares of stock entitled to vote shall not be present or represented by proxy at any meeting of the shareholders, the presiding officer or a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be represented so that any business may be transacted which might have been transacted at the meeting as provided in the original notice.

     Section 6. Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of Directors generally. Any such shareholder nomination may be made, however, only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, sixty days in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of Directors called other than by written request of a shareholder, the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

     In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, and
(ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings or material interests between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 7. Notice of New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Rule 14a-8 under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation within the time limits specified by Rule 14a-8.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such proposal.


     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he or she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

    Section 8. Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

     The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.


                              ARTICLE III
                               DIRECTORS

     Section 1. Number and Qualifications. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of not less than seven and not more than twelve directors as such number may be set by the Board of Directors from time to time. Directors need not be residents of Tennessee or shareholders of the Corporation.

     Section 2. Nominations by Shareholders. Shareholders who wish to nominate persons for election as Directors of the Corporation shall comply with the requirements of Article II, Section 6 of these bylaws.

     Section 3. Election and Term of Office. The Directors shall be elected at the annual meeting of shareholders; but if any such annual meeting is not held or if the Directors are not elected at any such annual meeting, the Directors may be elected at any special meeting of the shareholders. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors have been elected and qualified.

     Section 4. Meetings. Regular meetings of the Directors shall be held quarterly and may be held without notice at such dates, places and times as may be determined by the Board of Directors. Special meetings of the Directors may be called at any time by the Chairman of the Board, the President or by any two Directors on at least twenty-four (24) hours notice of the date, time, place and purpose of the meeting sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at, or his or her participation in, a meeting shall constitute a waiver of notice thereof unless the Director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Any meeting of the Board of Directors may be held within or without the State of Tennessee at such place as may be determined by the person or persons calling the meeting.

     Section 5. Quorum and Voting. A majority of the total number of Directors then in office immediately before the meeting shall constitute a quorum for the transaction of business. The vote or action of a majority of the Directors present at any meeting at which a quorum is present shall decide any matter that may come properly before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or bylaws of the Corporation.

     Section 6. Action by Consent. Any action required or permitted to be taken by the Directors of the Corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Directors entitled to vote thereon. Action taken by consent shall be effective when the last Director signs the consent unless the consent specifies a later effective date.

     Section 7. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors or a vacancy resulting from the removal of a Director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the vacancy is filled by the shareholders, it shall be filled by a plurality of the votes cast at a meeting at which a quorum is present. If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the Directors remaining in office.

     Section 8. Removal and Resignation. Any or all of the Directors may be removed with or without cause, at any time, by vote of the shareholders at a meeting called for the purpose of removing the Director. Any Director may resign at any time by delivering written notice to the Board of Directors or the President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

     Section 9. Committees. From time to time, a majority of all Directors in office may by resolution create a committee or committees and appoint the members thereof for the purpose or purposes set forth in said resolution to the extent permitted by law, which committee or committees shall have such authority and powers as shall be specified in said resolution. All members of a committee which exercises the powers of the Board of Directors must be members of the Board of Directors and shall serve at the pleasure of the Board of Directors.

     Section 10. Participation in Meetings. The members of the Board of Directors, or any committee appointed by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or other communication by which all Directors participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting.

     Section 11. Compensation. The Directors shall receive compensation for their services as Directors, said sum to be fixed by proper resolution of the Board of Directors, and said compensation may include a sum for expenses of attending the meetings of the Board of Directors. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for services rendered in such other capacity.

     Section 12. Access to Information. Each member of the Board of Directors shall be entitled to receive promptly upon request all information regarding the Corporation which such Director requests.


                            ARTICLE IV

                            OFFICERS

     Section 1. Designation. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary and such other officers as may from time to time be appointed by the Board of Directors, the Chairman of the Board or the President. The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer. The Chairman of the Board, or the President after consultation with the Chairman of the Board, may appoint any officer or assistant officer other than one who is an "executive officer" for purposes of Item 401(b) of Regulation S-K promulgated under the federal securities laws. Any two or more of offices may be held by the same person except the offices of President and Secretary. Each officer shall have the authority, and shall perform the duties, prescribed by the Board of Directors, or in the case of officers other than executive officers, by the Chairman of the Board or the President.

     Section 2. Chairman of the Board of Directors. The Chairman of the Board shall be elected by the Board of Directors from among its members. If present, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders. In addition, the Chairman of the Board shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 3. President. The President shall have general supervision of the affairs and property of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board. He shall manage and control the regular business of the Corporation; and he may appoint agents and employees of the Corporation, other than officers elected or appointed by the


Board, subject to the approval of the Board. In the absence of the Chairman of the Board, the President shall preside at any meeting of the shareholders or the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board.

     Section 4. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the Corporation. He shall have charge of the seal and stock books of the Corporation and such other books and papers as the Board may direct, and he shall in general perform all duties incident to the office of Secretary of the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President.

     Section 5. Election and Term of Office. The officers shall be elected or appointed at the regular meeting of the Board of Directors following the annual meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting or other regular meeting of the Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the annual meeting of shareholders and thereafter until his or her successor has been elected or appointed and qualified. An officer may resign at any time by delivering written notice to the Corporation and such notice is effective when delivered unless the notice specifies a later effective date.

     Section 6. Compensation. The Board of Directors, or one of its duly appointed committees, shall fix the salaries of the officers of the Corporation. The compensation of other employees of the Corporation may be fixed by the Board of Directors or by an officer or officers for whom that function has been delegated by the Board of Directors or the Chief Executive Officer.


                              ARTICLE V

                               SHARES

     Section 1. Certificates. Some or all shares of the Corporation may be issued without certificates or may be represented by certificates in such form as the Board of Directors may from time to time prescribe. Such certificates shall be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there shall be more than one class or series of shares. The certificates shall be signed by the Chairman or President and the Secretary or by any two other officers of the Corporation designated by the Board of Directors.

     Section 2. Record. The name and address of all persons to whom the shares of the Corporation are issued, the number of shares, and the date of issue shall be entered on the books of the Corporation. It shall be the duty of each shareholder to notify the Corporation of his or her address.



     Section 3. Transfers. The shares of the Corporation are transferable only on the books of the Corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate representing such shares properly endorsed for transfer.

     Section 4. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate representing shares of the Corporation, a duplicate certificate may be issued on such terms as the Board of Directors shall prescribe.

     Section 5. Transfer Agent, Registrar. The Board of Directors may appoint a transfer agent or agents and/or a registrar, and a dividend disbursing agent for the Corporation.


                              ARTICLE VI

                                SEAL

     Section 1. Authority to Adopt. The Corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the Corporation.

     Section 2. Scroll Seal. In the event the Board shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the name of and on behalf of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.


                             ARTICLE VII

                             FISCAL YEAR

     The fiscal year of the Corporation shall end on the last Sunday of October of each year, but the Board of Directors may from time to time change the fiscal year of the Corporation.


                             ARTICLE VIII

                            DISTRIBUTIONS

     The Board of Directors may, from time to time, declare, and the Corporation may pay, distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any distribution shall be determined by the Board of Directors, subject to the rules of any exchange or trading market on which the Corporation's Common Stock is then traded.



                             ARTICLE IX

                             INDEMNITY

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he or she is or was serving as an officer or director or employee of the Corporation or is or was serving at the request of the Corporation as a Director or officer of the Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the maximum extent permitted by, and in the manner provided by, the Corporation's charter and the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The foregoing right of indemnification shall be in addition to and not exclusive of all rights to which said Directors, officers or employees may be entitled.


                             ARTICLE X

                            AMENDMENTS

     The shareholders of the Corporation may adopt new bylaws and may amend or repeal any or all of these bylaws at any annual or special meeting provided, however, that notice of intention to amend shall have been contained in the notice of any special meeting called for that purpose. The Board of Directors may adopt new bylaws and may amend or repeal any or all of these bylaws by the vote of a majority of the entire Board, and provided further that any bylaw adopted by the Board may be amended or repealed by the shareholders. Unless otherwise prohibited by law or the Corporation's charter, the Board of Directors may amend bylaws adopted by the shareholders by vote of a majority of the entire Board provided that shareholders may from time to time specify particular provisions of these bylaws which shall not be amended by the Board of Directors.